Exhibit 99.3

Contacts:

For Celgene:
Investors:
(908) 673-9628 investors@celgene.com

Media:
(908) 673-2275 media@celgene.com

For Acceleron
Investors:
Todd James
Senior Director, Corporate Communications
(617) 649-9393

Media:
BMC Communications LLC
Brad Miles
646-513-3125

Celgene and Acceleron Announce New Results from an Investigational Study with Luspatercept in Beta-Thalassemia Presented at the 57th American Society of Hematology (ASH) Annual Meeting and Exposition

Luspatercept increased hemoglobin levels, reduced transfusion burden, improved health-related quality of life measures and had beneficial effects on liver iron concentration in patients with beta-thalassemia

SUMMIT, NJ and CAMBRIDGE, MASS – (December 7, 2015) – Celgene Corporation (NASDAQ: CELG) and Acceleron Pharma Inc. (NASDAQ: XLRN) today announced preliminary results from two Phase 2 clinical trials of luspatercept in patients with beta-thalassemia were presented at the 57th American Society of Hematology (ASH) Annual Meeting and Exposition. Results highlighted in an oral presentation showed that luspatercept increased hemoglobin levels, reduced transfusion burden, improved health-related quality of life measures and had beneficial effects on liver iron concentration in patients with beta-thalassemia. Celgene and Acceleron are jointly developing luspatercept.

“These luspatercept results are very exciting as they show positive effects across a range of clinically challenging complications of beta-thalassemia,” said Professor Antonio Piga, M.D., Ph.D., Director of

Pediatrics at San Luigi Gonzaga University Hospital in Torino, Italy and coordinating principal investigator of the study.  “A therapy that could potentially treat the anemia, complications of beta-thalassemia, such as iron overload, and improve measures of health-related quality of life would be a huge advance to help address the substantial unmet need of patients with beta-thalassemia.”

Luspatercept Data Presented at ASH

Luspatercept was evaluated in a phase 2, multicenter, open-label study in adults with non-transfusion-dependent (NTD) and transfusion-dependent (TD) beta-thalassemia patients. The primary objectives were to assess the proportion of NTD patients that achieved a hemoglobin increase ≥ 1.5 g/dL from baseline and the proportion of TD patients that achieved at least a 20% reduction in transfusion burden. A total of 64 patients, of which 59 were efficacy evaluable (31 NTD and 28 TD), were enrolled in the dose escalation and expansion stages of the Phase 2 clinical trial. In this study, patients received up to 5 doses via subcutaneous injection once every 3 weeks. 51 of the 64 patients from this 3-month study enrolled in the long term Phase 2 extension trial in which these patients may receive up to two years of treatment with luspatercept. Data was presented from both the 3-month study and the long-term extension study.

Improvement of anemia and transfusion burden:

•	Of the 17 NTD patients that received at least 5 cycles of luspatercept at dose levels of 0.8 mg/kg or higher

•	65% (11/17) increased hemoglobin levels ≥ 1.0 g/dL over a 12-week period

•	47% (8/17) increased hemoglobin levels ≥ 1.5 g/dL over a 12-week period

•	Data presented showed sustained increases in hemoglobin with the longest-treated patients having received nearly six months of luspatercept

•	Of the 28 TD patients

•	79% (22/28) patients had ≥ 20% reduction of transfusion burden

•	75% (21/28) patients had ≥ 33% reduction of transfusion burden

•	57% (16/28) patients had ≥ 50% reduction of transfusion burden

Changes in iron overload:

•	Liver iron concentration (LIC), a measure of iron overload, was maintained or reduced in both non-transfusion dependent and transfusion-dependent patients

•	50% (4/8) TD patients with baseline LIC ≥ 5 mg/g dry weight (dw) had decrease in LIC ≥ 2 mg/g dw

•	100% (14/14) TD patients with baseline LIC < 5 mg/g dw maintained LIC < 5 mg/g dw

•	36% (5/14) NTD patients with baseline LIC ≥ 5 mg/g dw had decrease in LIC ≥ 2 mg/g dw

•	100% (14/14) NTD patients with baseline LIC < 5 mg/g dw maintained LIC < 5 mg/g dw

Improvement in health-related quality of life (QoL) measures in NTD patients:

•	Improved health-related QoL (FACT-An anemia subscore) correlated with increases in hemoglobin in NTD Patients

Safety:

•	The most common related adverse events were bone pain, myalgia, headache, arthralgia, musculoskeletal pain, asthenia, injection site pain, back pain and pain in jaw.

•	Related grade 3 adverse events included headache, bone pain, asthenia, and myalgia

•	There were no drug-related serious adverse events

Celgene and Acceleron are in the process of initiating a global Phase 3 study in regularly transfused beta-thalassemia patients.

Luspatercept is an investigational product that is not approved for any use in any country.

About Luspatercept

Luspatercept is a modified activin receptor type IIB fusion protein that acts as a ligand trap for members in the Transforming Growth Factor-Beta (TGF-β) superfamily involved in the late stages of erythropoiesis (red blood cell production). Luspatercept regulates late-stage erythrocyte (red blood cell) precursor cell differentiation and maturation. This mechanism of action is distinct from that of erythropoietin (EPO), which stimulates the proliferation of early-stage erythrocyte precursor cells. Acceleron and Celgene are jointly developing luspatercept as part of a global collaboration. For more information, please visit www.clinicaltrials.gov.

About Acceleron

Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair. The company is a leader in understanding the biology of the Transforming Growth Factor-Beta (TGF-β) protein superfamily, a large and diverse group of molecules that are key regulators in the growth and repair of tissues throughout the human body, and in targeting these pathways to develop important new medicines. Acceleron has built a highly productive R&D platform that has generated innovative clinical and preclinical therapeutic candidates with novel mechanisms of action. These therapeutic candidates have the potential to significantly improve clinical outcomes for patients with cancer and rare diseases.
For more information, please visit www.acceleronpharma.com.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com. Follow us on Twitter @Celgene as well.

Source: Acceleron Pharma, Celgene Corporation

Forward-Looking Statement
Acceleron:
Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, including,

luspatercept, and the Company’s TGF-beta superfamily program generally, the timeline for clinical development and regulatory approval of the Company’s compounds, the expected timing for the reporting of data from ongoing trials, and the structure of the Company’s planned or pending clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the Company’s cash position will be insufficient to fund operations into the second half of 2017, that preclinical testing of the Company’s compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when the Company expects it to be, that the Company or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of its compounds, that the development of the Company’s compounds will take longer or cost more than planned, that the Company or Celgene may be delayed in initiating or completing any clinical trials, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (SEC) on March 2, 2015, and other filings that the Company has made and may make with the SEC in the future. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Celgene:

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

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